HOLDBACK AGREEMENT

Made as of this 27 day of February, 2007

Between:

PHOENIX LAND VENTURES LTD. (the **"Vendor"**)

and

FIC INVESTMENTS USA CORP. (the **"Purchaser"**)

and

ZALAPSKI PAHL LLP

(the **"Escrow Agent"**)

RECITALS:

A. By a Contract of Sale (the **"Offer"**) dated the 27 of February, 2007, as made between the Vendor and the Purchaser, the Purchaser has agreed to purchase from the Vendor and the Vendor has agreed to sell to the Purchaser, those certain lands and premises (the **"Property"**) in Calmar, Alberta, described in Schedule **"A"** annexed hereto and forming an integral part hereof.

B. The Offer provides and contemplates that the Vendor complete its responsibilities as set out in the Offer and particularly that the Vendor cause the completion of the road base and first lift of asphalt, curbs, gutters and sidewalks in Phase 1 of the Calmar Southbridge Subdivisions, as such obligations are more fully described and set out in Schedule **"B"** annexed hereto (the **"Vendor*s Work"**).

NOW THEREFORE, in consideration of the promises and agreements as are contained in this Agreement, and for such other good and valuable consideration now passing between the parties the receipt and sufficiency of which being hereby mutually acknowledged, the Vendor and the Purchaser agree as follows:

1. Upon Closing of the sale of the Property by the Vendor to the Purchaser,

$1,500,000.00 of the proceeds of sale payable to the Vendor (the **"Holdback"**) shall be deposited with the Escrow Agent, attention: Victor E. Howard in trust and held and released pursuant to the terms of this Agreement.

2. The Holdback will be held by the Escrow Agent in an interest-bearing trust account to be used and released solely and exclusively to reimburse for the cost of carrying out and completion of the Vendor*s Work, as follows:
   a. $1,200,000 shall be released from Holdback and paid to the Vendor upon completion of items 1 and 2 of the Vendor's Work; and

   b. The remaining balance of the Holdback shall be released and paid to the Vendor upon completion of item 3 of the Vendor's Work.

3. By way of evidencing completion of the Vendor's Work as described above, prior to release of any funds from the Holdback, the Vendor shall provide to the Escrow Agent and the Purchaser proof of inspection and a certificate of completion of the Vendor's Work from the vendor's independent engineers.

4. The parties agree that the Vendor shall cause the Vendor's Work to be completed no later than September 30, 2007.

5. The Escrow Agent shall invest the funds while held by it in interest-bearing trust or in such other investment as may be agreed to in writing by both the Vendor and the Purchaser, with the interest earned on such funds to be payable to the Purchaser.

6. Release of funds to the Vendor from the Holdback shall be subject to compliance with the *Builder 's Lien Act* (as applicable). In the event any lien should be registered, no release shall occur until such lien is removed from the title, or until security arrangements satisfactory to the Purchaser to assure its removal are established.

7. The Escrow Agent, his partners, associates and employees shall not be liable for any action taken or omitted to be taken by it in good faith and in the exercise of its reasonable judgment in respect of its obligations and duties hereunder and the parties hereto agree to release the Escrow Agent from any liability with respect to same. Both the Vendor and the Purchaser agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, damages, or liability reasonably incurred by it without bad faith on its part arising out of or in connection with its obligations and duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with any such matter. The Escrow Agent shall be entitled to rely on any notices received by it and shall not be bound to inquire into the validity thereof. The Escrow Agent shall have no duty to know or determine the performance or nonperformance of any provision of any Agreement relating hereto, except as expressly required or

contemplated in the performance by the Escrow Agent of the functions contemplated to be performed hereunder. In the event that the Escrow Agent is of the opinion that the Escrow Agent cannot perform its obligations herein for any reason whatsoever, the Escrow Agent may, at the expense of the Purchaser and Vendor, equally shared, interplead the Holdback, or any part or portion thereof which the Escrow Agent determines as prudent, into Court, and thereupon be released of its obligations hereunder. Otherwise the Escrow Agent shall be and remain the solicitor for the Vendor and shall be paid accordingly.

8. The parties acknowledge that the terms and conditions hereof shall not merge on the Closing of the sale of the Property.

9. The parties acknowledge and agree this Agreement is to take effect on the Closing, as an integral part of Closing, and to such extent, and as reasonably necessary to give full effect hereto only, this Agreement modifies and amends the Offer.

10. Any dispute shall be resolved by a single arbitrator appointed and proceeding under the *Arbitration Act* (Alberta) whose decision shall be final and binding upon the parties.

11. Notice to be given by either party to the other shall be in writing and shall be deemed to have been effectively given is signed by or on behalf of the party giving notice and mailed by prepaid registered post, facsimile or served personally as hereinafter provided. Any notice given by facsimile or delivered on a business day prior to 4:00 p.m. shall be deemed to have been given and received on that day and if not faxed or delivered on a business day or after 4:00 p.m., shall be deemed to have been given on the next following business day. Any notice given by mail shall be deemed to have been received on the fifth business day following mailing thereof. Either party may from time to time by notice to the other change the address to which notices are to be given. The addresses at which and the persons to whom notices are to be given, until changed, are as follows, to:

The Vendor:
PHOENIX LAND VENTURES LTD.
#11, 26123 Twp. Rd. 511
Spruce Grove, AB T7Y 1B9

The Purchaser:
FIC INVESTMENTS USA CORP.
C/O 5410 – 97 St. NW
Edmonton, AB T6E 5C1

The Escrow Agent:
ZALAPSKI PAHL LLP
#1, 5304 - 50 Street
Leduc, AB T9E 6Z6

12. The Agreement may be executed in counterpart.

13. This agreement shall be construed in accordance with the laws of the Province of Alberta.

DATED at Edmonton, Alberta this 27 day of February, 2007.

FIC INVESTMENTS USA CORP.

per: ______________________

PHOENIX LAND VENTURES LTD.

Per: ______________________